UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Definitive Proxy Statement

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Soliciting Material Pursuant to § 240.14a-12

HILB ROGAL & HOBBS COMPANY

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March 30, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 1, 2007, at 10:00 a.m. at The Commonwealth Club, in the Commonwealth Room, 401 W. Franklin Street, Richmond, Virginia. At the meeting, you will be asked to elect three directors to the class of directors whose term of office expires in 2010, to approve amendments to our Articles of Incorporation, to approve the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan and to ratify the appointment of Ernst & Young LLP as independent auditors of the Company’s 2007 financial statements. On the following pages, you will find the formal notice of annual meeting and the proxy statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and mail your proxy card or voting instruction promptly in the enclosed postage-paid envelope. Registered shareholders may also vote by telephone, over the internet or by mail. Instructions for using these convenient services are included on each of the proxy and voting instruction cards. Beneficial owners of shares held in street name should follow the voting instructions provided by their bank or broker.

We hope you will participate in the annual meeting, either in person or by proxy.

Sincerely,

Martin L. Vaughan, III
Chairman and Chief Executive Officer

HILB ROGAL & HOBBS COMPANY

4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 1, 2007

The Annual Meeting of Shareholders of Hilb Rogal & Hobbs Company (the Company) will be held on Tuesday, May 1, 2007, at 10:00 a.m. at The Commonwealth Club, 401 W. Franklin Street, Richmond, Virginia for the following purposes:

1.	To elect three directors to the class of directors whose term of office expires in 2010;

2.	To approve amendments to the Company’s Articles of Incorporation;

3.	To approve the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan;

4.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company’s 2007 financial statements; and

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 15, 2007, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

By Order of The Board of Directors

Walter L. Smith
Senior Vice President, Business
Practices & Quality Assurance and
Corporate Secretary

March 30, 2007

PROXY STATEMENT

Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 1, 2007, and any duly reconvened meeting after adjournment thereof (the Meeting). Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Meeting. It is expected that this proxy statement and the enclosed proxy card will be mailed on or about March 30, 2007 to all shareholders entitled to vote at the Meeting.

Shareholders and participants in plans holding shares of the Company’s Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Registered shareholders can also deliver proxies by calling a toll-free telephone number or by using the internet. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please vote in the manner provided by the voting instruction enclosed with this proxy statement.

The Company will pay all of the costs associated with this proxy solicitation. In addition, certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares. It is contemplated that additional solicitation of proxies will be made by Georgeson Shareholder Communications, Inc., at an anticipated cost to the Company of approximately $7,500, plus reimbursement of out-of-pocket expenses.

On the record date of March 15, 2007, the date for determining shareholders entitled to notice of, and to vote at, the Meeting, there were 36,551,747 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Shares held in street name (the Broker Shares) that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

The management and directors are not aware of any matters to be presented for action at the Meeting other than the matters stated in the notice of the Meeting. If any such matter requiring a vote of the shareholders should properly come before the Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 1, 2007, certain information with respect to (a) the beneficial ownership of the Company’s Common Stock by (i) each director and nominee; (ii) each individual named in the “Summary Compensation Table” below (collectively, the Named Executive Officers); and (iii) all current directors and executive officers as a group; and (b) the amount of deferred stock units held by each such person and group.

	Beneficial Ownership
Name	Number of Common Shares (1)(2)	Exercisable Options (3)	Total	Deferred Stock Units (4)
Theodore L. Chandler, Jr.	18,796	90,000	108,796	25,563
F. Michael Crowley.	31,461	16,000	47,461	0
Norwood H. Davis, Jr.	102,003(5)	94,000	196,003	8,788
Steven C. Deal	56,751	66,000	122,751	8,608
Michael Dinkins	8,417	4,500	12,917	0
Robert W. Fiondella	10,078	80,000	90,078	16,411
Robert H. Hilb	142,032(6)	90,000	232,032	0
Timothy J. Korman	130,407(7)	57,500	187,907	0
Anthony F. Markel	25,826	90,000	115,826	8,202
Thomas H. O’Brien	30,225	70,000	100,225	0
Scott R. Royster	1,302	10,000	11,302	0
Julious P. Smith, Jr.	5,548	60,000	65,548	11,252
Warren M. Thompson	5,798	30,000	35,798	0
Robert S. Ukrop	45,921	70,000	115,921	20,429
Martin L. Vaughan, III	349,009(8)	166,500	515,509	10,863
All current directors and executive officers as a group (26 persons, including those named above)	1,310,852	1,285,000	2,595,852	132,339

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(1)

The number of shares of Common Stock shown in the table includes (i) 85,529 shares held for current executive officers in the Company’s Retirement Savings Plan, (ii) 191,358 shares of Restricted Stock granted to current executive officers under the Company’s 2000 Stock Incentive Plan, and (iii) 57,405 shares of Common Stock held by immediate family members and controlled entities and in various fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission (the Commission), but inclusion of the shares in the table does not constitute admission of beneficial ownership.

(2)

On March 1, 2007, the Company had 36,514,410 shares of Common Stock issued and outstanding. Each of the individuals listed in the table is the beneficial owner of less than one percent of the issued and outstanding shares of Common Stock on that date, except for Martin L. Vaughan, III, who beneficially owned 1.41% of the issued and outstanding shares as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). As a group, the current directors and executive officers beneficially owned 6.87% of the issued and outstanding shares of Common Stock on that date.

(3)

The amounts reported in this column represent shares which may be acquired through the exercise of stock options within sixty days after March 1, 2007, under the Company’s 1989 Stock Plan, 2000 Stock Incentive Plan and Non-Employee Directors Stock Incentive Plan.

(4)

The amounts reported in this column are deferred stock units held by a third-party trustee for (i) non-employee directors under the Company’s Amended and Restated Outside Directors Deferral Plan (see “Director’s Compensation”) and (ii) executive officers under the Company’s Executive Voluntary Deferral Plan, a deferred compensation plan, as of March 1, 2007. Each deferred stock unit represents a hypothetical share of the Company’s Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of Common Stock.

(5)	Mr. Davis has pledged 66,595 shares of the Common Stock shown in the table as partial security for a line of credit and a business loan.
(6)	Mr. Hilb has pledged 30,000 shares of the Common Stock shown in this table to secure a business loan.
(7)	Mr. Korman has pledged 46,731 shares of the Common Stock shown in the table to secure a line of credit.
(8)	Mr. Vaughan has pledged 30,000 shares of the Common Stock shown in this table to secure a line of credit on which no funds have been currently drawn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to each person or group known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock. In preparing the table below, we have relied, without further investigation, on information contained in the filings by each reporting person with the Commission under the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class (1)
Southeastern Asset Management, Inc. (2) Longleaf Partners Small-Cap Fund O. Mason Hawkins 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,599,400	9.86%

Westport Asset Management, Inc. (3)... Westport Advisers LLC 253 Riverside Avenue Westport, Connecticut 06880	2,791,619	7.65%

Artisan Partners Limited Partnership (4) Artisan Investment Corporation Andrew A. Ziegler Carlene Murphy Ziegler 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202	2,302,300	6.31%

FMR Corp (5) Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	1,930,600	5.29%

Lord, Abbett & Co. LLC (6) 90 Hudson Street Jersey City, NJ 07302	1,854,482	5.10%

________________________

(1)	Based on 36,514,410 shares of Common Stock issued and outstanding on March 1, 2007.
(2)

Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and O. Mason Hawkins filed a joint Schedule 13G/A with the Commission on February 12, 2007, reporting that as of December 31, 2006, Southeastern Asset Management, Inc. and Longleaf Partners Small-Cap Fund had shared voting and dispositive power as to 3,526,400 shares of Common Stock and Southeastern Asset Management, Inc. had sole dispositive power as to 73,000 shares of Common Stock. According to the Schedule 13G/A, Southeastern Asset Management, Inc. is an investment adviser and may be the beneficial owner of shares of Common Stock owned by its client, Longleaf Partners Small-Cap Fund. Mr. Hawkins is Chairman of the Board and Chief Executive Officer of Southeastern Asset Management, Inc.

(3)

Westport Asset Management, Inc. filed a Schedule 13G/A with the Commission on February 14, 2007, reporting that as of December 31, 2006, it had sole voting and dispositive power as to 925,400 shares of Common Stock, shared voting power as to 1,732,419 shares of Common Stock and shared dispositive power as to 1,866,219 shares of Common Stock. The Schedule 13G/A states that Westport Asset Management, Inc., an investment advisor, owns 50% of Westport Advisors LLC, which is an investment advisor for a series of public mutual funds.

(4)

Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler filed a joint Schedule 13G/A with the Commission on January 26, 2007, reporting that as of December 31, 2006, each party had shared voting power as to 1,977,900 shares of Common Stock and shared dispositive power as to 2,302,300 shares of Common Stock. Artisan Partners Limited Partnership is an investment adviser and acquired shares of Common Stock on behalf of its discretionary clients. Artisan Investment Corporation is the General Partner of Artisan Partners Limited Partnership, and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment Corporation.

(5)

FMR Corp. filed a Schedule 13G/A with the Commission on February 14, 2007, reporting that as of December 31, 2006, it had sole voting and dispositive power as to 1,930,600 shares of Common Stock. The Schedule 13G/A states that Mr. Johnson is the Chairman of FMR Corp. and , with his family, is the predominant owner of the Series B common stock of FMR Corp., which represents 49% of the voting power of FMR Corp.

(6)

Lord, Abbett & Co. LLC filed a Schedule 13G with the Commission on February 14, 2007, reporting that as of December 31, 2006, it had sole voting power as to 1,561,382 shares of Common Stock and sole dispositive power as to 1,854,482 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of common stock with the Commission. Such persons are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2006, except for the reinvested dividend under the Executive Voluntary Deferral Plan as of December 30, 2005, which were inadvertently filed late as of January 17, 2006 for Messrs. Vaughan, Deal, King, Manke, and Watkins.

PROPOSAL ONE

ELECTION OF DIRECTORS

Three directors are to be elected at the Meeting to serve for terms of three years expiring on the date of the Annual Meeting in 2010 and until their successors are elected.

It is intended that votes represented by proxies, unless otherwise specified, will be cast for the election as directors of the nominees listed below, all of whom are now directors of the Company. The election of each nominee for director requires a plurality of the votes cast by shares of Common Stock entitled to vote in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.

If, at the time of the Meeting, any nominee should be unable to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

BIOGRAPHICAL INFORMATION

The following information is furnished with respect to each nominee and each director whose term of office will continue after the Meeting.

Nominees for Terms Expiring in 2010

Anthony F. Markel, 65, has been President and Chief Operating Officer of Markel Corporation, an insurance company comprised of eight operating units underwriting specialty insurance products and programs to a variety of niche markets, since 1992. He is a director of Markel Corporation. Mr. Markel is chairman of the Finance Committee and a member of the Audit Committee, Business Practices Committee and Executive Committee. He has been a director of the Company since 1998.

Scott R. Royster, 42, has been Executive Vice President and Chief Financial Officer of Radio One, Inc., a radio broadcasting company, since 1997. Mr. Royster is a member of the Audit Committee and Finance Committee. Mr. Royster has been a director of the Company since July 2006.

Robert S. Ukrop, 60, has been President and Chief Executive Officer of Ukrop’s Super Markets, Inc., a company operating supermarkets, retail food stores and a distribution center in central Virginia, since 1994. He is a first cousin of Timothy J. Korman, Executive Vice President, Finance and Administration, of the Company. Mr. Ukrop is a member of the Corporate Affairs Committee, Corporate Governance Committee and Human Resources & Compensation Committee. He has been a director of the Company since 1989.

The Board of Directors recommends that the shareholders vote FOR the three nominees set forth above.

Incumbent Directors Whose Terms Expire at the 2008 Annual Meeting

Theodore L. Chandler, Jr., 54, has been President and Chief Executive Officer of LandAmerica Financial Group, Inc., a national provider of real estate transaction services, since January 1, 2005. Mr. Chandler was President and Chief Operating Officer of that company during 2004, Chief Operating Officer of that company from 2002 to 2003 and Senior Executive Vice President of that company from 2000 to 2002. He is a director of LandAmerica Financial Group, Inc. Mr. Chandler is Chairman of the Corporate Governance Committee and a member of the Business Practices Committee, Executive Committee and Finance Committee. He has been a director of the Company since 1986.

Norwood H. Davis, Jr., 67, was Chairman Emeritus of the Board of Trigon Healthcare, Inc., a company providing health care coverage and specialty health services in Virginia, from 2001 to July 2002 and is now retired. He had been Chairman of that company from 1981 to 2001, and Chief Executive Officer from 1981 to 1999. Mr. Davis is a member of the Corporate Governance Committee and the Human Resources & Compensation Committee. He has been a director of the Company since 1994.

Thomas H. O’Brien, 70, was the Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc., a multi-bank holding company engaged in financial services activities, from 1985 until his retirement in 2001. He was Chairman of PNC Bank, N.A., a national banking institution in Pittsburgh, Pennsylvania, from 1993 to 2001. He is a director of Verizon Communications Inc., and BlackRock, Inc. Mr. O’Brien is chairman of the Human Resources & Compensation Committee and a member of the Business Practices Committee, Finance Committee and Executive Committee. He has been a director of the Company since 1982.

Warren M. Thompson, 47, has been President and Chairman of Thompson Hospitality Corporation, a contract food services company that he founded, since October 1992. He is a director of Compass Group North America, Pepsi-Cola African American Advisory Board and Virginia Baseball Stadium Authority, and is a member of the Board of Visitors of the University of Virginia. Mr. Thompson is Chairman of the Corporate Affairs Committee and a member of the Audit Committee, Executive Committee and Human Resources & Compensation Committee. He has been a director of the Company since 2004.

Incumbent Directors Whose Terms Expire at the 2009 Annual Meeting

Robert W. Fiondella, 64, retired as Chairman of the Board of The Phoenix Companies, Inc., a company providing insurance services throughout the Northeast, and Chairman of its affiliate, Phoenix Life Insurance Company, in March 2003. He was also President and Chief Executive Officer of both companies until 2001. Mr. Fiondella had served in those positions for The Phoenix Companies, Inc. since 2000 and for Phoenix Life Insurance Company since 1994. He also served as President of Phoenix Life Insurance Company from 1987 until 2000. Mr. Fiondella was a director of PXRE Group, Ltd. until February of 2006. He is chairman of the Audit Committee and a member of the Human Resources & Compensation Committee, Corporate Governance Committee and Executive Committee. He has been a director of the Company since 1999.

Robert H. Hilb, 80, has been Chairman Emeritus since 2000. He was Chairman of the Company from 1991 until 1999 and was Chief Executive Officer of the Company from 1991 to 1997. Mr. Hilb is a member of the Business Practices Committee, Corporate Affairs Committee and Finance Committee. He has been a director of the Company since 1982.

Julious P. Smith, Jr., 64, has been Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen since 1999. Prior to that time, he was President and Chief Executive Officer and a member of that law firm, positions that he held for more than five years. Williams Mullen has represented the Company as legal counsel since the Company’s formation in 1982. Mr. Smith is a director of LandAmerica Financial Group, Inc. He is chairman of the Business Practices Committee and a member of the Corporate Affairs Committee, Executive Committee and Finance Committee. He has been a director of the Company since 2001.

Martin L. Vaughan, III, 59, has been Chairman and Chief Executive Officer of the Company since May 2003. He had been President of the Company from 2000 to 2003 and Chief Operating Officer of the Company from 1999 to 2003. Mr. Vaughan is chairman of the Executive Committee and has been a director of the Company since 1999.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices we follow are summarized below.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to director qualifications, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management evaluation and succession, and evaluation of the Board’s performance. The guidelines are available at this address – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/Guidelines.pdf, which may be accessed through our Investor Relations web page at www.hrh.com. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

Director Independence

The Board of Directors in its business judgment has determined that the following nine of its eleven members are independent as defined by New York Stock Exchange listing standards: Theodore L. Chandler, Jr., Norwood H. Davis, Jr., Robert W. Fiondella, Robert H. Hilb, Anthony F. Markel, Thomas H. O’Brien, Scott R. Royster, Warren M. Thompson and Robert S. Ukrop. In reaching this conclusion, the Board considered that we and our subsidiary agencies provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

The Board considered the following relationships between us and certain of our directors to determine whether such director was independent under New York Stock Exchange listing standards:

•	we have into a consulting agreement with Mr. Hilb under which we pay him a monthly fee in exchange for consulting services;

•	we place insurance on behalf of LandAmerica Financial Group, Inc., of which Mr. Chandler is President and Chief Executive Officer;

•	we had a lease for an airplane that terminated in 2005 with a company that was partially owned by Mr. Norwood;

•	we place insurance on behalf of clients with Markel Corporation, of which Mr. Markel is President and Chief Executive Officer;

•	we place insurance on behalf of Thompson Hospitality, L.P., of which Mr. Thompson is President and Chairman;

•	Mr. Ukrop is the cousin of Mr. Korman, our Executive Vice President, Finance and Administration;

•	we place insurance on behalf of Ukrop’s Supermarkets and First Market Bank, of which Mr. Ukrop is President and Chief Executive Officer; and

•	we place insurance on behalf of Williams Mullen, of which Mr. Smith is the Chairman and Chief Executive Officer.

Consistent with the New York Stock Exchange listing standards, our Corporate Governance Guidelines establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;
•

a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, our present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Except for Julious P. Smith, Jr., none of our non-employee directors, their immediate family members, or employers, are engaged in such relationships with us. Mr. Smith’s firm, Williams Mullen, received over 2% of its revenue for the 2005-06 fiscal year from us.

Codes of Ethics

We have adopted codes of ethics that apply to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and any person performing similar functions) and employees. The codes of ethics contain provisions relating to honest and ethical conduct (including the handling of conflicts of interest between personal and professional relationships), the preparation of full, fair, accurate and timely disclosure in reports and documents filed with the Commission and in other public communications made by us, compliance with governmental laws, rules and regulations and other matters. These codes of ethics are at these addresses – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/ CodeBusinessConductEthics2.pdf and http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/ CodeEthicsSeniorFinancialOfficers.pdf, both of which can be accessed at our Investor Relations web page at www.hrh.com. A printed copy of the codes of ethics is available to any shareholder upon written request to the Corporate Secretary, Hilb Rogal & Hobbs Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Any amendment to or waiver from a provision of the code of ethics relating to directors and executive officers will be promptly disclosed on our website at www.hrh.com.

Board and Committee Meeting Attendance

In 2006, there were seven meetings of the Board of Directors. Each member of the Board of Directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he served.

Executive Sessions

Executive sessions where non-management directors meet on an informal basis are scheduled at the end of each regularly scheduled Board meeting. Theodore L. Chandler, Jr., the Chairman of the Corporate Governance Committee, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o Hilb Rogal & Hobbs Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Communications to all directors or the non-employee directors as a group may be sent to the same address, c/o the Chairman of the Corporate Governance Committee. We promptly forward, without screening, all such correspondence to the indicated directors.

Committees of the Board

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Business Practices Committee, the Corporate Affairs Committee, the Corporate Governance Committee, the Finance Committee and the Human Resources & Compensation Committee.

Executive Committee

The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors in order for the Executive Committee to act between meetings of the Board. The members of the Executive Committee are Messrs. Chandler, Fiondella, Markel, O’Brien, Smith, Thompson and Vaughan, who is the chairman. The Executive Committee did not meet in 2006.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for us. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our Investor Relations web page at www.hrh.com at this address – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/ AuditCommittee3.pdf. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The members of the Audit Committee are Messrs. Fiondella, who is the chairman, Markel, Royster and Thompson, all of whom the Board in its business judgment has determined are independent as defined by regulations of the Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Fiondella qualifies as an audit committee financial expert as defined by regulations of the Commission.

The Audit Committee met four times in 2006. For additional information regarding the Committee, see “Audit Information — Audit Committee Report” on page __ of this proxy statement.

Business Practices Committee

The Business Practices Committee is responsible for overseeing our compliance with the August 31, 2005, settlement with the Connecticut Attorney General and Insurance Department. The members of the Business Practices Committee are Messrs. Chandler, Hilb, Markel, O’Brien and Smith, who is the chairman. The Business Practices Committee met six times in 2006.

Corporate Affairs Committee

The Corporate Affairs Committee is responsible for monitoring our external relations in our communities. The members of the Corporate Affairs Committee are Messrs. Hilb, Smith, Ukrop and Thompson, who is the chairman, all of whom, except for Mr. Smith, the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Corporate Affairs Committee met three times in 2006.

Corporate Governance Committee

The Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as our directors and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices. The Committee acts as our nominating committee. The Committee operates under a written charter originally approved by the Board in November 2003. The current Charter of the Corporate Governance Committee is available on our Investor Relations web page at www.hrh.com at this address – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/CorpGovCommittee2.pdf. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The members of the Corporate Governance Committee are Messrs. Davis, Fiondella, Ukrop and Chandler, who is the chairman, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Corporate Governance Committee met six times in 2006.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Corporate Governance Committee if we receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Committee. To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2008 Annual Meeting” on page __of this proxy statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section 4, of our Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Corporate Secretary of the Company, whose address is Hilb Rogal & Hobbs Company, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The Corporate Governance Committee considers, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•

The characteristics described in the Corporate Governance Guidelines (i.e., knowledge of business and financial affairs, personal qualities of integrity and judgment, educational background and business or professional experience);

•	Whether the member/potential member assists in achieving a mix of Board members that represent a diversity of background and experience;

•

Whether the member/potential member is subject to a disqualifying factor as described in the Corporate Governance Guidelines (e.g., relationships with competitors or recent previous employment with us);

•	Whether an existing member has reached retirement age;

•	The member’s/potential member’s independence;

•	Whether the member/potential member would be considered an “audit committee financial expert” or “financially literate” under Commission regulations and New York Stock Exchange listing standards;

•	The extent of the member’s/potential member’s business experience, technical expertise, or specialized skills or experience;

•	Whether the member/potential member, by virtue of particular experience relevant to our current or future business, will add specific value as a Board member; and

•	Any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

Under the process we use for selecting new Board candidates, the Chairman and Chief Executive Officer, the Corporate Governance Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Corporate Governance Committee initiates a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board is presented to the Corporate Governance Committee. A determination is made as to whether Corporate Governance Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Corporate Governance Committee interviews prospective candidates. The Corporate Governance Committee meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval by the full Board of Directors.

Finance Committee

The Finance Committee advises the Board of Directors with respect to financing needs, capital structure and other financial matters. The members of the Finance Committee are Messrs. Chandler, Hilb, Markel, who is the chairman, O’Brien, Royster and Smith, all of whom, other than Mr. Smith, the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Finance Committee met seven times in 2006.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee establishes the compensation of all of our executive officers and administers our stock incentive plans, the Outside Directors Deferral Plan, the Executive Voluntary Deferral Plan and the Supplemental Executive Retirement Plan. The Human Resources & Compensation Committee also reviews and approves management incentive programs and other benefits for executive officers and recommends to the Board of Directors such other forms of remuneration as the Committee deems appropriate. All decisions by the Human Resources & Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Human Resources & Compensation Committee operates under a written charter originally approved by the Board in February 2004. The current Charter of the Human Resources & Compensation Committee is available on our Investor Relations web page at www.hrh.com at this address – http://media.corporate-ir.net/media_files/IROL/95/95764/CorpGov/HRCompCommittee2.pdf. A printed copy is available to any shareholder upon written request to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060.

The members of the Human Resources & Compensation Committee are Messrs. Davis, Fiondella, O’Brien, who is the chairman, Thompson and Ukrop all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Human Resources & Committee met five times in 2006. For additional information regarding the Human Resources & Compensation Committee, see “Human Resources & Compensation Committee Report” on page __ of this proxy statement.

Annual Meeting Attendance

We encourage members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2006 annual meeting.

COMPENSATION DISCUSSION AND ANALYSIS

[To be included in Definitive Proxy Statement]

EXECUTIVE COMPENSATION

[To be included in Definitive Proxy Statement]

DIRECTOR COMPENSATION

[To be included in Definitive Proxy Statement]

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006, with respect to compensation plans under which shares of the Company’s Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders
1989 Stock Plan (2)	30,500	$ 13.06	—
Non-Employee Directors Stock Incentive Plan	240,000	14.54	16,598
2000 Stock Incentive Plan (3)	3,370,921	36.14	928,153
Equity Compensation Plans Not Approved by Shareholders (4)	—	—	—
Total	3,641,421	$ 34.52	944,751

_________________________

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	No shares are available for any future awards or grants under the 1989 Stock Plan and no shares of restricted Common Stock are included in the amount shown.
(3)

The 2000 Stock Incentive Plan replaced the 1989 Stock Plan and permits grants of stock options and awards of Common Stock and/or restricted stock. Amounts do not reflect prior awards of 250,377 shares of restricted Common Stock under the 2000 Stock Incentive Plan. Amounts, however, include shares tendered or withheld in payment of all or part of the exercise price of a stock option granted under the 1989 Stock Plan or 2000 Stock Incentive Plan or in satisfaction of withholding tax obligations, any shares forfeited or canceled in accordance with the terms of a grant or award under the 1989 Stock Plan or 2000 Stock Incentive Plan, any shares available under the 1989 Stock Plan and any shares that are not issued under the 2000 Stock Incentive Plan because of a payment of cash in lieu of shares. All of such shares are available for issuance under new grants and awards under the 2000 Stock Incentive Plan.

(4)

The Company is seeking shareholder approval of the 2007 Stock Incentive Plan at the Meeting. For more information, see “Proposal Three – Approval of 2007 Stock Incentive Plan” located elsewhere in this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2006, our Board of Directors adopted a Related Person Transaction Policy that provides the procedures and standards for the review and approval of related person transactions. The policy covers any financial transaction, arrangement or relationship between us and a related person, including our directors, executive officers, director nominees, shareholders who own greater than 5% of our common stock or the immediate family members of any of the foregoing, in which the amount involved exceeds $120,000 and in which the related person has, or will have, a direct or indirect material interest.

The Corporate Governance Committee of the Board of Directors has the responsibility for applying the Related Person Transaction Policy and making determinations under the policy. At the first regularly scheduled Corporate Governance Committee meeting of each fiscal year, management will present for approval any proposed or continuing related person transactions for that calendar year. At each subsequently scheduled meeting, management will update the Corporate Governance Committee as to any material changes in the transactions previously approved and shall seek approval of any further proposed related person transactions. The Corporate Governance Committee shall review and approve any material change to a previously approved related person transaction.

Under our policy, when reviewing a related person transaction, our Corporate Governance Committee will consider:

•	the related person’s relationship to us;

•	the facts and circumstances of the transaction;

•	the aggregate dollar amount of the transaction;

•	the related person’s relationship to the transaction;

•	the benefits to us of the transaction;

•	the availability of other parties with which to complete the transaction; and

•	any other material information.

To approve a transaction with a related person, the Corporate Governance Committee must determine, based on its review, either that the transaction serves the best interests of us or our shareholders or the terms of the transaction are reasonably comparable to those that could be obtained in an arm’s length transaction with an unrelated third party. The Corporate Governance Committee may establish guidelines and directives regarding the policy. Under the policy, no member of the Corporate Governance Committee may participate in the review of a transaction in which such member has an interest.

We did not enter into any transactions during 2006 in which a related person had a material interest and that exceeded $120,000.

PROPOSAL TWO

APPROVAL OF AMENDMENTS

TO THE ARTICLES OF INCORPORATION

The Amendments

The Board of Directors has approved unanimously, and recommends that the Company’s shareholders approve, amendments to the Company’s Amended and Restated Articles of Incorporation (the Amended and Restated Articles). The proposed Amended and Restated Articles are attached as Exhibit A to this proxy statement. The amendments may be found in Articles VI, VII and VIII of the Amended and Restated Articles.

Upon shareholder approval, the Company will file Articles of Amendment with the Virginia State Corporation Commission to reflect these amendments.

Background

In light of the amendments to the Virginia Stock Corporation Act in 2005, the Board of Directors considered whether the Company’s Articles of Incorporation, as amended, should be further amended to correspond to changes in such Act. Specifically, revisions were made to Article 10 of the Virginia Stock Corporation Act, which is the Article on indemnification of directors, officers and employees. Under Virginia law, a company may offer to cover – and is sometimes required to cover — the expenses of an director, officer or employee of the company who is sued in the course of performing his or her duties for the company. A person seeking such indemnification normally has to provide to the company a statement that he acted in a good faith manner and that he will repay the company if it is later determined he did not act in good faith. Before changes to the Virginia Stock Corporation Act, the company being requested to furnish the indemnification had to determine whether the person’s statement about acting in good faith was true. After the changes, the company is no longer obligated to make a determination about the person’s conduct prior to the conclusion of the legal matter, as long as the company obtains a written statement from the person indicating that he has a good faith belief that he is entitled to indemnification and that he will repay the company if it is later determined not to be the case. The Board therefore believes that amending this Article to conform to changes in the Virginia Stock Corporation Act will improve the Articles of Incorporation, as amended, and the Company’s indemnification procedures for the benefit of the Company. Accordingly, the Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that it is appropriate to propose to the shareholders the amendment described in this Proposal Two.

The Amendment

The proposed amendment will largely rewrite Article VI, the Article on indemnification. The following summarizes the substantive changes. In subparagraph 1, definitions of the terms “expenses”, “liability”, “party” and “proceeding” have been added to the Article on indemnification to group the definitions in one place in the Article and to provide further explanation of terms used in the Article. Subparagraphs 2 through 5 have been reworded to eliminate the requirement that the Company make a determination as to whether to permit indemnification prior to agreeing to advance legal expenses. Those subparagraphs now provide that upon receipt of a written undertaking from the party seeking indemnification stating that the person has a good faith belief that he is entitled to indemnification under the Article and that the person will repay the Company if it is found that his conduct was not in good faith, the Company shall advance or reimburse reasonable expenses. New subparagraph 8 has been added to clarify the meaning of references in the Article to directors, officers, employees and agents and to clarify that the indemnification under the Article is not exclusive. New subparagraph 9 provides that each provision in the Article is severable, so that if a court finds a portion of the Articles to be invalid, the court would have to consider the remaining valid portions of the Article. The amendment described in this Proposal Three will also segregate the provisions on limitation of liability of directors and officers in a separate Article. Finally, the proposed amendment would add an Article, Article VII, and move the current Article VII to Article VIII. The new Article VII states that to the full extent allowed under Virginia corporate law, a director or officers shall not be liable to the Company or its shareholders for any monetary damages.

The exact terms of the amendment described in this Proposal Two are set forth in Exhibit A to this Proxy Statement, with deletions indicated by strikeouts and additions indicated by underlining.

Procedure for Effecting Amendment

If the amendment described in this Proposal Two is approved by the shareholders, then immediately following such approval, the officers of the Company will be directed to file with the Virginia State Corporation Commission an amended and restated version of the Company’s Articles of Incorporation incorporating this amendment and any other amendments approved by the shareholders and Board of Directors. The proposed amendment will become effective at the time of the filing with the Virginia State Corporation Commission.

Vote Required

The Amended and Restated Articles must be approved by a majority of all votes entitled to be cast by holders of record of the Company’s Common Stock. Abstentions and Broker Shares that are not voted on this proposal have the same effect as a vote against the proposal.

The Board of Directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE

APPROVAL OF 2007 STOCK INCENTIVE PLAN

The Proposal

The Board of Directors has adopted unanimously, and recommends that the Company’s shareholders approve, the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (the 2007 Plan). The 2007 Plan includes, among other things, the following changes to the Hilb Rogal & Hobbs Company 2000 Stock Incentive Plan (the 2000 Plan):

•

The number of shares of Common Stock currently reserved for issuance under the 2000 Plan shall be frozen as of the date of approval of the 2007 Plan, added to the 2007 Plan, and the ability to add back shares used in swaps for the payment of exercise price or taxes shall cease as to all shares in the 2007 Plan;

•	2,000,000 additional shares of Company Stock will be reserved for issuance under the 2007 Plan;

•	No more than 500,000 shares in the 2007 Plan may be issued in restricted or common stock; and

•	SARs and phantom stock may no longer be issued under the 2000 Plan.

The Company’s experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Company. The Board of Directors approved the 2007 Plan on February 13, 2007. Subject to shareholder approval, the 2007 Plan will replace the 2000 Plan, as amended in 2003.

The Board, absent unusual circumstances, has agreed to limit the number of grants and awards it will make under the 2007 or other plan not approved by shareholders. The average annual numer of shares covered by a grant or award made during each year for the 2007, 2008 and 2009 fiscal years will not exceed 2.22% of the average of the number of shares of our common stock outstanding at the end of each of the three fiscal years. For purposes of calculating the number of shares granted in a year, stock, restricted stock and an option with an exercise price that is less than the fair market value on the date of grant will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%.

The complete text of the 2007 Plan is attached to this Proxy Statement as Exhibit B. The following general description of the principal features of the 2007 Plan is qualified in its entirety by reference to Exhibit B.

General Information

The Company intends to continue to grant options to purchase shares of Common Stock under the 2007 Plan to directors, eligible officers and key employees.  The persons eligible to participate in the 2007 Plan include the directors and officers of the Company and its subsidiaries and over 4,000 employees.  No determination has been made as to which of the persons eligible to participate in the 2007 Plan will receive awards under the 2007 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

Grants and Awards under the 2007 Plan

The 2007 Plan will be administered by the Human Resources and Compensation Committee. The principal features of awards under the 2007 Plan are summarized below.

Stock Options.  The 2007 Plan permits the granting of incentive stock options (ISOs), which qualify for special tax treatment, and non-qualified stock options.  The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant.   The fair market value is the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but will not exceed 10 years in the case of an ISO.  Payment of the option exercise price may be in cash or, if the grant agreement provides, by “cashless exercise,” or surrendering previously owned shares of Common Stock or the Company withholding shares of Common Stock upon exercise to the extent permitted under the applicable laws and regulations.  In addition, the 2007 Plan permits the Committee to cash out all or any portion of any option by paying to the holder of the option, in cash or shares of Common Stock, the difference between the fair market value of the shares covered by the option and the exercise price.

Common Stock and Restricted Stock.  The Committee may also authorize the award of shares of Common Stock and/or restricted Common Stock. The restricted stock would vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement including, by way of example, satisfaction of performance goals based on performance criteria. Restricted stock awards may be subject to forfeiture if, for example, the recipient’s employment terminates before the award vests.  During the period of restriction, holders of restricted stock will have voting rights and the right to receive dividends on their shares.

Performance Criteria

The performance objectives stated with regard to an award of restricted stock or phantom stock may be based on one or more of the following performance criteria:

•  cash flow and/or free cash flow (before or after dividends)

•  earnings per share (including earnings before interest, taxes, depreciation and amortization) (diluted and basic earnings per share)

•  the price of Common Stock

•  return on equity

•  total shareholder return

•  return on capital (including return on total capital or return on invested capital)

•  return on assets or net assets

•  market capitalization

•  total enterprise value (market capital-ization plus debt)

•  economic value added

•  debt leverage (debt to capital)

•  revenue

•  income or net income

•  operating income

•  operating profit or net operating profit

•  operating margin or profit margin

•  return on operating revenue

•  ;cash from operations

•  operating ratio

•  commodity or operating revenue

•  market share

Performance objectives may be established in whole or in part on a Company-wide basis, on the basis of smaller units of the Company or relative to the performance of other companies. Measurement of the performance objectives excludes the impact of certain unusual and non-recurring events on the Company’s financial statements.

Change of Control Provisions

The 2007 Plan provides that in the event of a “Change of Control” (as defined in the 2007 Plan), unless otherwise provided by the Committee in a grant or award agreement, all outstanding stock options will become fully exercisable and the restrictions applicable to outstanding restricted stock will lapse.  The Committee may also provide that under such circumstances holders of restricted stock may elect to receive, in exchange for shares that were restricted stock, a cash payment equal to the fair market value of the shares surrendered.

Federal Income Tax Consequences

The principal federal income tax consequences to participants and to the Company of grants and awards under the 2007 Plan are summarized below.

Non-Qualified Stock Options.  Non-qualified stock options granted under the 2007 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date.  The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

Incentive Stock Options.  An employee will generally not recognize income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the option was granted until three months before the date of exercise; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee.  If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee.  If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the Common Stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long or short term capital gain (as applicable).  If, however, the fair market value of the Common Stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price.  In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

Restricted Stock.  The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock.  Generally, the fair market value of the stock received will not be includable in the participant’s gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable.  The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

Common Stock/Cash Payments. The fair market value of any shares of Common Stock awarded to a participant and any cash payments a participant receives in connection with other awards under the 2007 Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions.  Generally, the Company will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations.  The limit, however, does not apply to “qualified performance-based compensation.”  The Company believes that grants of options and the award of restricted stock conditioned on the attainment of performance goals based on performance criteria under the 2007 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2007 Plan, as amended and restated, is approved by the shareholders.

State tax consequences may in some cases differ from those described above.  Grants and awards under the 2007 Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

The 2000 Plan was effective as of June 1, 2000 and will expire on May 31, 2010.  Grants and awards issued before the 2000 Plan expires or is terminated may extend beyond the expiration or termination date.  The 2007 Plan, if approved, will become effective on the date the Plan is approved by our shareholders and expire on April 30, 2017.

The Board of Directors may amend the 2000 Plan and the 2007 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under any applicable law, rule or regulation. Except for adjustments that result from events that affect the Company’s capitalization, the 2007 Plan prohibits any repricing of options without shareholder approval.  In any calendar year, no individual may receive awards under the 2007 Plan, as amended and restated, for more than 200,000 shares of the Company’s Common Stock.

Vote Required

In order to be adopted, the proposed amendment and restatement to the 2007 Stock Incentive Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s Common Stock.  Under applicable New York Stock Exchange listing standards, the total vote cast on the proposal must also represent over 50% of all shares of the Company’s Common Stock outstanding on the record date.  Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal.  The New York Stock Exchange listing standards consider abstentions to be votes cast for purposes of this proposal. Broker Shares that are not voted on this proposal are not considered votes cast and will not affect the outcome of the vote.

The Board of Directors recommends that the shareholders vote FOR Proposal Three.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

INDEPENDENT AUDITORS OF THE COMPANY’S 2007 FINANCIAL STATEMENTS

The Audit Committee of the Board of Directors has appointed, subject to shareholder ratification, the firm of Ernst & Young LLP as independent registered public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. The firm of Ernst & Young LLP has audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2006 and 2005. Services provided to the Company by Ernst & Young for the 2006 and 2005 fiscal years are described under “Audit Information” below. Representatives of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions from shareholders and may make a statement if they so desire.

Although shareholder ratification is not required by the Company’s Bylaws or otherwise, the Board is requesting that shareholders ratify the selection of Ernst & Young as the Company’s independent registered public accountants to audit the financial statements of the Company for the 2007 fiscal year. If shareholders do not ratify the selection of Ernst & Young at the Meeting, the Audit Committee will consider the vote in making its selection of the Company’s independent auditors for the 2007 fiscal year. However, because of the expense and difficultly in changing independent auditors after the beginning of a year, the Audit Committee does not expect to make a change in the appointment of auditors for the 2007 fiscal year unless the Audit Committee finds other reasons for making a change.

A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of Ernst & Young as the Company’s independent registered public accountants for the 2007 fiscal year.

The Board of Directors recommends that the shareholders vote FOR Proposal Four.

AUDIT INFORMATION

Fees of Independent Registered Public Accountants

The following information is furnished with respect to fees billed and expected to be billed for professional services rendered to the Company by Ernst & Young LLP for the 2006 and 2005 fiscal years.

Audit Fees

The aggregate fees billed or expected to be billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $994,000 for 2006 and $1,350,000 for 2005.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2006 and 2005 were $171,000 and $15,000, respectively. During 2006 and 2005, these services included employee benefit plan audits, due diligence related to agency acquisitions and accounting consultations.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005 were $224,000 and $76,000, respectively. During 2006 and 2005 these services included tax compliance and planning services.

All Other Fees

There were no fees billed to the Company by Ernst & Young LLP for any other services for the fiscal years ended December 31, 2006 and 2005.

Pre-Approval Policies and Procedures

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit and permitted non-audit services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Dated March 12, 2007

AUDIT COMMITTEE

Robert W. Fiondella, Chairman
Anthony F. Markel
Scott R. Royster
Warren M. Thompson

PROPOSALS FOR 2008 ANNUAL MEETING

Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 2008 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary of the Company, whose address is 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060, no later than December 1, 2007, in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. The Company anticipates holding the 2008 Annual Meeting of Shareholders on May 6, 2008.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings. Under the Bylaws, for a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Corporate Secretary of the Company not less than 120 days and not more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting of shareholders (or no later than 90 days before the date of the meeting if there was no meeting in the prior year). For the 2008 Annual Meeting of Shareholders, the Company must receive such notice no later than January 8, 2008, and no earlier than December 9, 2007. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Corporate Secretary at the address set forth above.

ANNUAL REPORTS

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2006, including consolidated financial statements, is being mailed to shareholders with this proxy statement. A copy of the Company’s Annual Report on Form 10-K for 2005 filed with the Commission, excluding exhibits, can be obtained without charge by writing to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Copies of the 2006 Form 10-K and other filings that the Company makes with the Commission are also available on its Investor Relations web page at www.hrh.com.

EXHIBIT A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HILB ROGAL & HOBBS COMPANY

ARTICLE I

The name of the Corporation is Hilb Rogal & Hobbs Company.

ARTICLE II

The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.

ARTICLE III

The Corporation shall have authority to issue one hundred million (100,000,000) shares of Common Stock, without par value.

Subject to the provisions of law, the holders of shares of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares of Common Stock at the time outstanding.

The holders of Common Stock shall be entitled to one vote per share on all matters as to which a shareholder vote is taken.

ARTICLE IV

No holder of capital stock of the Corporation of any class, now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

ARTICLE V

The number of directors shall be fixed by the Bylaws or, in the absence of a Bylaw fixing the number, the number shall be three. The number of directors shall be divided into three classes, each class to be as nearly equal in number as practicable. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, the term of office of directors of the second class shall expire at the second annual meeting of shareholders after their election, and the term of office of directors of the third class shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after the classification, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If the office of any director shall become vacant, the directors, at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected. Vacancies resulting from an increase in the number of directors shall be filled in the same manner and the class of directors to which each person has been elected shall be designated.

ARTICLE VI

~~1.           To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.~~

1.	For purposes of this Article, the following definitions shall apply:

“expenses” include, without limitation, counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

“liability” means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

“party” means an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and

“proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal.

2.            To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or ~~may~~as hereafter ~~be~~ amended, the Corporation shall indemnify  ~~a director or officer of the Corporation~~any person who is , was or ~~was~~is threatened to be made a party to any proceeding, including without limitation a proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that ~~he or she~~such person is or was ~~such~~ a director or officer ~~or~~of the Corporation or, while a director or officer of the Corporation, is or was serving at the ~~request of the~~ Corporation ’s request as a director, officer, manager, partner, trustee , employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or nonprofit enterprise~~entity, against ~~any and~~ all liabilities and reasonable expenses ~~as are~~ incurred ~~in~~by such person in connection with the proceeding, except such liabilities and expenses as are incurred because of his ~~or her~~ willful misconduct or knowing violation of the criminal law. ~~Unless a determination has been made that indemnification is not permissible, the Corporation shall~~Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The Corporation may contract in advance to indemnify, and make advances and reimbursements for expenses to, any person entitled to indemnity under this Section 2 of Article VI.

3.             Any determinations or authorizations required to be made by the Corporation with respect to any claim by a person for indemnification or the advancement or reimbursement of expenses under this Article VI shall be made in the manner provided by law; provided, however, that in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any such determination as to indemnification and expenses shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

4.           The Corporation shall advance or reimburse the reasonable expenses incurred by a director ~~or officer in a proceeding upon receipt of an undertaking from him or her to repay the same~~, officer or other person specified in Section 2 of this Article VI in advance of final disposition of a proceeding to which such person is a party if such person furnishes the Corporation (i) a written statement of his good faith belief that he is entitled to indemnification under this Article and (ii) a written undertaking from him to repay any funds advanced if it is ultimately determined that he ~~or she~~ is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation ~~of the director or officer~~ and shall be accepted without reference to his ~~or her~~ ability to make repayment. The Corporation is empowered to pay or reimburse expenses incurred by a director, officer or other person specified in Section 2 of this Article VI in connection with his appearance as a witness in a proceeding at a time when he is not a party.

5.             ~~3.~~           The ~~Board of Directors~~Corporation is ~~hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation~~empowered to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article VI who was or is a party to any proceeding, by reason of the fact that he ~~or she~~ is or was an employee or agent of the Corporation, or is or was serving at the ~~request of the~~ Corporation ’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or nonprofit enterprise, to the same~~entity, against liabilities and reasonable expenses incurred by such person in connection with the proceeding to the same or a lesser extent as if such person ~~were~~had been specified as one to whom indemnification is granted in Section 2.

~~4.~~ 6. The Corporation may purchase and maintain insurance ~~for the payment of~~to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article ~~VI~~ and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the ~~request of the~~ Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other ~~profit or nonprofit enterprise~~entity, against any liability asserted against or incurred by ~~any~~ such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him ~~or her~~ against such liability under the ~~provisions of this Article VI.~~

~~5.           In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.                6.The~~ provisions of this Article VI.

7.             The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, ~~whether~~ arising from any action taken or failure to act, whether occurring before or after such adoption. No amendment, modification or repeal of this Article ~~VI~~ shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any ~~then~~other pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

~~7.           Reference herein~~8.            Every reference in this Article VI to directors, officers, employees ~~or agents shall include former directors, officers, employees and agents and their respective~~, agents and other persons who are or may be entitled to indemnification, advances or reimbursements shall include all persons who formerly occupied any of the positions referred to herein. The rights of each person entitled to indemnification, advances and reimbursements pursuant to this Article shall inure to the benefit of such person’s heirs, executors and administrators. Indemnification pursuant to this Article shall not be exclusive of any other right to indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others.

9.            Each provision of this Article VI shall be severable, and if any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect the validity of any other provisions or applications of this Article.

ARTICLE VII

To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages.

ARTICLE VIII

Except as otherwise required by the Virginia Stock Corporation Act, by the Articles of Incorporation, or by the Board of Directors acting pursuant to subsection C of Section 13.1-707 of the Virginia Stock Corporation Act or any successor provision, the vote required to approve an amendment or restatement of these Articles of Incorporation, other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of the Corporation’s property or the dissolution of the Corporation, shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment or restatement.

EXHIBIT B

HILB ROGAL & HOBBS COMPANY

2007 STOCK INCENTIVE PLAN

Article I

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

1.01

Affiliate means any entity that is (a) a “subsidiary corporation” or “parent corporation” (within the meaning of Code section 424) of the Company and (b) a member of a controlled group of corporations with the Company under Code section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” in applying Code section 1563(a)(1) for purposes of determining a controlled group of corporations under Code section 414(b).

1.02

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

1.03	Award means an award of Common Stock and/or Restricted Stock.

1.04	Board means the Board of Directors of the Company.

1.05	Change of Control means

(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 1.05; or

(ii)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of subsection (i) of this Section 1.05, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Company which reduces the Outstanding Company Common

Stock or the Outstanding Company Voting Securities, the beneficial ownership of a Person increases to 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of share purchases by the Company and, after such share purchases by the Company, such Person becomes the beneficial owner of any additional shares of the Outstanding Company Common Stock or the Outstanding Company Voting Stock through any means except an acquisition directly from the Company, for purposes of subsection (i) of this Section 1.05, a Change of Control shall be deemed to have taken place.

1.06      Change of Control Date is the date on which an event described in (i) through (iv) of Section 1.05 occurs.

1.07      Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, including, without limitation, proposed Treasury Regulations.

1.08      Commission means the Securities and Exchange Commission or any successor agency.

1.09      Committee means the Human Resources and Compensation Committee of the Board or any successor thereto.

1.10	Common Stock means the Common Stock of the Company.

1.11	Company means Hilb Rogal & Hobbs Company.

1.12      Disability, with respect to a Participant, means "'disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

1.13      Effective Date means the date on which this Plan is approved by the shareholders of the Company.

1.14      Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

1.15      Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

1.16	Grant means the grant of an Option.

1.17      Incentive Stock Option means an Option which qualifies and is intended to qualify as an “incentive stock option” under Code section 422.

1.18      Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

1.19      Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price and on the conditions set forth in an Agreement.

1.20      Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

1.21      Participant means an officer, director or employee of the Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.

1.22      Plan means the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan, as amended from time to time.

1.23	Prior Plan means the Hilb Rogal & Hobbs Company 2000 Stock Incentive Plan.

1.24      Restricted Stock means shares of Common Stock awarded to a Participant under Article IX and designated as Restricted Stock. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

1.25      Rule 16b-3 means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time, or any successor rule.

1.26      Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.04 hereof.

1.27      Subsidiary means, with respect to any corporation, a “subsidiary corporation” of that corporation within the meaning of Code section 424(f).

Article II

PURPOSES

The Plan is intended to assist the Company in recruiting and retaining officers, directors and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Common Stock and Restricted Stock, and the grant of Options, qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at the time of grant. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Code section 422 but shall be treated as a Non-Qualified Stock Option.

Article III

ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option and (ii) the transferability or forfeitability of Restricted Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfill the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are nonresident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom, provided such modifications are permitted by Code section 409A, if applicable.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

Article IV

ELIGIBILITY

4.01      General. Any officer, director or employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary of the Company may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors of the Company are eligible to participate in this Plan.

4.02      Grants and Awards. The Committee will designate the individuals to whom Grants and/or Awards are to be made and will specify the number of shares of Common Stock subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options to any Participant; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. All Grants or Awards under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options (under all plans of the Company and its Affiliates which provide for the grant of Incentive Stock Options) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000 or such other amount as shall be specified in Code Section 422 and the rules and regulations thereunder from time to time. No Participant may receive Grants or Awards under the Plan with respect to more than 200,000 shares of Common Stock during any one calendar year.

4.03      Designation of Option as an Incentive Stock Option or Non-Qualified Stock Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.

4.04      Qualification of Incentive Stock Option under Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Code section 422 or, without the consent of the Participant so affected, to disqualify any Incentive Stock Option under such Section 422. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive Stock Option under Code section 422 but shall be treated as a Non-Qualified Stock Option.

Article V

STOCK SUBJECT TO PLAN

Subject to the adjustment provisions of Article X and the provisions of (a) and (b) of this Article V, up to 2,000,000 shares of Common Stock plus any shares of Common Stock remaining available under the Prior Plan on the Effective Date of the Plan may be issued under the Plan. In addition to such authorization, the following shares of Common Stock may be issued under the Plan:

(a)          Shares of Common Stock that are forfeited under the Prior Plan, and shares of Common Stock that are not issued under the Prior Plan because of (i) the cancellation, termination or expiration of Grants and Awards, and/or (ii) other similar events under the Prior Plan, shall be available for issuance under this Plan.

(b)           Shares of Common Stock that are forfeited under the Plan, and shares of Common Stock that are not issued under the Plan because of (i) a payment of cash in lieu of shares of Common Stock, (ii) the cancellation, termination or expiration of Grants and Awards, and/or (iii) other similar events under the Plan, shall be available for issuance under this Plan.

Subject to the adjustment provisions of Article X, not more than 500,000 of the shares of Common Stock available for issuance on the Effective Date of the Plan shall be issued under Awards of Common Stock and/or Restricted Stock.

Subject to the foregoing provisions of this Article, if a Grant or an Award may be paid only in shares of Common Stock, or in either cash or shares of Common Stock, the shares of Common Stock shall be deemed to be issued hereunder only when and to the extent that payment is actually made in shares of Common Stock. However, the Committee may authorize a cash payment under a Grant or an Award in lieu of shares of Common Stock if there are insufficient shares of Common Stock available for issuance under the Plan.

Article VI

OPTION PRICE

The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that the price per share shall not be less than the Fair Market Value on such date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to a Participant who, at the time of the Grant, is a 10% shareholder as determined under Code section 422, then the Option Price shall be not less than 110% of the Fair Market Value on the date of Grant. Except for adjustments authorized in Article X, the price per share for Common Stock purchased on exercise of an Option may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant of the Option.

Article VII

EXERCISE OF OPTIONS

7.01      Maximum Option Period. The period in which an Option may be exercised shall be determined by the Committee on the date of grant; provided, however, that an Option shall not be exercisable after the expiration of 10 years (or 5 years in the case of an Incentive Stock Option granted to a 10% shareholder as determined under Code section 422) from the date the Option was granted. The date upon which any Option granted by the Committee becomes exercisable may be accelerated by the Committee in its discretion. Subject to the terms hereof, the term of exercisability for any Option granted by the Committee may be made contingent upon the continued employment of the Participant by the Company or Affiliate. The term of exercisability of any Option may not be extended or renewed except as may be permitted by Code section 409A.

7.02      Transferability of Options. Non-Qualified Stock Options may be transferable by a Participant and exercisable by a person other than a Participant, but only to the extent specifically provided in an Option Agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

7.03      Employee Status. For purposes of determining the applicability of Code section 422 (relating to Incentive Stock Options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary Disability, or other reasons shall not be deemed interruptions of continuous employment.

Article VIII

METHOD OF EXERCISE

8.01      Exercise. Subject to the provisions of Articles VII and XI, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement and such other requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option. The exercise of an Option shall result in the termination of any related Option to the extent of the number of shares with respect to which the Option is exercised.

8.02      Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price (and any applicable withholding taxes) may be made by surrendering (by either actual delivery or attestation) already owned shares of Common Stock to the Company or by the Company withholding shares of Common Stock from the Participant upon exercise, provided the shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof and any such withholding taxes. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

8.03      Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date he or she exercises such Option.

8.04      Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of shares of Common Stock equivalent at current Fair Market Value to the withholding taxes due.

8.05      Cashing Out of Option. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the portion of the Option to be exercised over the Option Price times the number of shares of Common Stock subject to the portion of the Option to be exercised on the effective date of such cash out.

Article IX

COMMON STOCK AND RESTRICTED STOCK

9.01      Award. In accordance with the provisions of Article IV, the Committee will designate the individuals to whom an Award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such Award or Awards.

9.02      Vesting. In the case of Restricted Stock, on the date of the Award, the Committee may prescribe that the Participant’s rights in the Restricted Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time as is set forth in the Agreement. Subject to the provisions of Article XI hereof, the Committee may award Common Stock to a Participant which is not forfeitable and is free of any restrictions on transferability. An election by the Participant to postpone vesting of Restricted Stock or any other election that could result in a deferral of compensation under Code section 409A may be made only if authorized by the Committee and only in accordance with the requirements of Code Section 409A.

9.03      Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

Article X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of shares subject to any Grant or Award shall always be a whole number. Any determination made under this Article X by the Committee shall be final and conclusive. No adjustment may be made under this Plan with respect to a Grant or Award that would create a deferral of compensation or a modification, extension or renewal under Code section 409A, except to the extent permitted by Code section 409A.

                The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

Article XI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Article XII

GENERAL PROVISIONS

12.01    Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

12.02    Unfunded Plan. The Plan is not required to be funded and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award under this Plan.

12.03    Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(a)         Unless otherwise provided by the Committee in an Agreement, any outstanding Option which is not presently exercisable as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.

(b)        Unless otherwise provided by the Committee in an Agreement, the restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original Award. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on the New York Stock Exchange prior to receipt by the Company of such written notice.

(c)         The Committee may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to a Grant or Award, in such manner, in the case of officers and directors of the Company who are subject to Section 16(b) of the Exchange Act, as to conform to the provisions of Rule 16b-3.

12.04    Rules of Construction. Headings are given to the articles and sections of this Plan solely for ease of reference and are not to be considered in construing the terms and conditions of the Plan. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

12.05    Rule 16b-3 Requirements. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any Grant or Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (b) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.

12.06    Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations. No termination, amendment, or modification of the Plan, other than pursuant to Section 12.05 herein, shall in any manner adversely affect any Grant or Award theretofore issued under the Plan, without the written consent of the Participant. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, but no such amendment (including an amendment effected through an amendment to the Plan) (a) shall impair the rights of any Participant without the Participant’s written consent except an amendment provided for or contemplated in the terms of the Grant or Award, an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-3, or an amendment to make an adjustment under Article X or (b) shall cause an Award to result in a deferral of compensation unless such amended Award complies with the requirements of Code section 409A. Except as provided in Article X, the Option Price of any outstanding Option may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is approved by the shareholders of the Company.

12.07   Governing Law. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

12.08   Successors and Assigns. All obligations of the Company under the Plan, with respect to Grants and Awards issued hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding on all successors and permitted assigns of a Participant, including, but not limited to, the estate of such Participant and the executor, administrator or trustee of such estate, and the guardians or legal representative of the Participant.

12.09   Effect on Prior Plan and Other Compensation Arrangements. The adoption of this Plan shall have no effect on Grants and Awards made pursuant to the Prior Plan and the Company’s other compensation arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its officers, directors or employees.

12.10    Duration of Plan. No Grant or Award may be made under this Plan after April 30, 2017.

12.11    Grants Prior to Effective Date. Options may be granted under this Plan, upon its adoption by the Board, provided that no Option will be effective unless and until this Plan is approved by the holders of a majority of the shares of the Company’s outstanding voting stock present in person, or represented by proxy, and entitled to vote at a duly held meeting of the shareholders. No Option granted prior to the Effective Date may be exercised before the requisite shareholder approval is obtained.

VOTING INSTRUCTION

HILB ROGAL & HOBBS COMPANY

TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN

This Voting Instruction is Solicited on Behalf of the Board of Directors

Pursuant to Section 12.9 of the HRH Retirement Savings Plan of Hilb Rogal & Hobbs Company, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Hilb Rogal & Hobbs Company credited to the undersigned Participant’s Account as of March 15, 2007 at the Annual Meeting of Shareholders of Hilb Rogal & Hobbs Company to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on May1, 2007, at 10:00 a.m. eastern time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF HILB ROGAL & HOBBS COMPANY COMMON STOCK CREDITED TO YOUR ACCOUNT WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE PLAN.

(Continued on reverse side)

Please fold and detach card at perforation before mailing.

_________________________ HILB ROGAL & HOBBS COMPANY _________________________		Please mark your votes as indicated in this example ☒

This Voting Instruction, when properly executed, will be voted in the manner directed by the undersigned shareholder.

ITEM 1. ELECTION OF DIRECTORS

FOR all nominees listed at right except as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed at right

Nominees:

(01)    Anthony F. Markel

(02)    Scott R. Royster

(03)    Robert S. Ukrop

INSTRUCTIONS: To withhold authority to vote for any   individual nominee, write each such nominee’s name in   the  following space:

___________________________________________________

☐	☐

ITEM 2. APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION

FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3. APPROVAL OF HILB ROGAL & HOBBS COMPANY 2007 STOCK INCENTIVE PLAN

FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY’S 2007 FINANCIAL STATEMENTS

FOR ☐	AGAINST ☐	ABSTAIN ☐
Signature(s)__________________________________________	Date _________________

[Internet and Telephone Voting Instructions]

PROXY

HILB ROGAL & HOBBS COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder shown on the reverse side hereby appoints Timothy J. Korman and Walter L. Smith, and each or either of them, proxy for said shareholder, with power of substitution, to vote all the shares of Common Stock of Hilb Rogal & Hobbs Company held of record by said shareholder as of March 15, 2007 at the Annual Meeting of Shareholders of Hilb Rogal & Hobbs Company to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on May 1, 2007, at 10:00 a.m. eastern time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2, ITEM 3 AND ITEM 4.

(Continued on reverse side)

Please fold and detach card at perforation before mailing.

____________________ HILB ROGAL & HOBBS COMPANY ____________________		Please mark your votes as indicated in this example ☒

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.

ITEM 1. ELECTION OF DIRECTORS

FOR all nominees listed at right except as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed at right

Nominees:

(01)    Anthony F. Markel

(02)    Scott R. Royster

(03)    Robert S. Ukrop

INSTRUCTIONS: To withhold  authority to vote for any  individual nominee, write each  such nominee’s name in the  following space:

_____________________

Choose Mlink for Fast, easy and secure 24/7 online access to your future Proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

☐	☐

ITEM 2. APPROVAL OF AMENDMENTS TO ARTICLES OF INCORPORATION
FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3. APPROVAL OF HILB ROGAL & HOBBS COMPANY 2007 STOCK INCENTIVE PLAN
FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY’S 2007 FINANCIAL STATEMENTS
FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature(s)	Signature(s)
Date	Date

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in corporation’s name by President or other authorized officer. If a partnership, please sign in partnership’s name by authorized person.

Please fold and detach card at perforation before mailing.

[Internet and Telephone Voting Instructions]